UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2008
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact name of Registrant as specified in its charter)

Bermuda	001-32938	98-0481737
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of principal executive offices)
(441) 278-5400
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-2.2: VOTING AGREEMENT
EX-99.1: JOINT PRESS RELEASE

Item 1.01.   Entry into a Material Definitive Agreement.
On June 27, 2008, Allied World Assurance Company Holdings, Ltd (“Allied World”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allied World Merger Company, a newly formed Delaware corporation and a wholly-owned subsidiary of Allied World (“Merger Sub”), and Darwin Professional Underwriters, Inc. (“Darwin”), a Delaware corporation. The Merger Agreement provides for the merger of Merger Sub with and into Darwin (the “Merger”), with Darwin continuing as the surviving corporation and a wholly-owned subsidiary of Allied World.
Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, stockholders of Darwin will be entitled to receive $32.00 in cash for each share of Darwin common stock. Also, each outstanding Darwin stock option will fully vest and be converted into an amount in cash equal to (i) the excess, if any, of $32.00 over the exercise price per share of the stock option, multiplied by (ii) the total number of shares of Darwin common stock subject to the stock option. In addition, each outstanding Darwin restricted share will fully vest and be converted into the right to receive $32.00 per restricted share in cash.
Concurrent with the execution of the Merger Agreement, Alleghany Insurance Holdings, LLC (“AIHL”), a wholly owned subsidiary of Alleghany Corporation, and which owns shares representing approximately 55% of the voting power of Darwin, entered into a voting agreement with Allied World (the “Voting Agreement”). Under the terms of the Voting Agreement, AIHL (i) agrees to vote 40% of the Darwin shares entitled to vote upon the Merger in favor of the adoption of the Merger Agreement and (ii) agrees to vote all of the Darwin shares it holds against any other proposal or action that may hinder the consummation of the Merger (including any Company Acquisition Proposal, as defined in the Merger Agreement).
The Board of Directors of Allied World has approved the Merger Agreement and the transactions contemplated thereby. The Merger Agreement contains customary representations, warranties and covenants made by each of Allied World, Darwin and Merger Sub. The closing of the Merger is subject to certain closing conditions, including approval of the Merger by Darwin’s stockholders and regulatory approvals.
The foregoing summary of the Merger Agreement, the Voting Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in its entirety by, the full text of each agreement, which are filed as Exhibits 2.1 and 2.2 to this Form 8-K, and are incorporated herein by reference.
On June 30, 2008, Allied World and Darwin issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is furnished herewith as Exhibit 99.1.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about

Allied World. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Allied World, Merger Sub, Darwin or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Allied World’s public disclosures.
Cautionary Note Regarding Forward—Looking Statements
This Form 8-K and the exhibits filed herewith contain statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Merger and the expected timing thereof. Investors are cautioned that such forward-looking statements are not guarantees of future events and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to obtain Darwin’s stockholder approval or the failure to satisfy other conditions to completion of the Merger; (3) risks that the proposed transaction disrupts current plans and operations; (4) the ability to recognize the benefits of the Merger; (5) the amount of the costs, fees, expenses and charges related to the Merger; and (6) other risks that are set forth in the “Risk Factors” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Allied World’s SEC filings. Allied World undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
2.1	Agreement and Plan of Merger by and among Allied World Assurance Company Holdings, Ltd, Allied World Merger Company and Darwin Professional Underwriters, Inc., dated June 27, 2008.

2.2	Voting Agreement by and among Allied World Assurance Company Holdings, Ltd, Allied World Merger Company, and Alleghany Insurance Holdings, LLC, dated June 27, 2008.

99.1	Joint Press Release, dated June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY
HOLDINGS, LTD

Dated: June 30, 2008	By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Senior Vice President and General Counsel